PROMISSORY NOTE

US$ 9,600,000 December 15, 2014 (the "Effective Date")

Subject to the terms contained herein, CEN Biotech , Inc., a [Canadian] corporation ("CEN 1"), and CEN Biotech II, Inc., a [Canadian] corporation ("CEN 2" and jointly and severally with CEN 1, "CEN"), for value received, promises to pay to the order of Global Holdings International, LLC, a Nevada limited liability company ("Global"), the amount stated above (the "Principal Amount") plus interest thereon calculated from the Effective Date until paid in full at the annual rate of 12%, compounded annually. The parties shall calculate the interest based on the actual number of days elapsed and a year of 365 days. CEN shall pay the unpaid Principal Amount and interest accrued hereunder in lawful money of the United States in full on the earlier of an Event of Default (as defined below) or the Maturity Date (as defined below). Upon an Event of Default, the interest rate will increase to the annual rate of 15%, compounded annually. **THIS NOTE IS PAYABLE IN 30 DAYS. JANUARY 12, 2015 .**

This Note is executed and delivered in connection with Global's sale to CEN of the Shares pursuant to that certain redemption agreement by and among the parties dated on the Effective Date (the "Redemption Agreement")

The following is a statement of the rights of Global and the conditions to which this Note is subject, and to which CEN, by the acceptance of this Note, agrees:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms not otherwise defined in this Note have the meanings attributed to them in the Redemption Agreement. As used in this Note, the following capitalized terms have the corresponding meanings:

1.1. . "Collateral" means the following described property of CEN, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located: (g) Equipment;(ANY AND ALL GROWING LIGHTS, TABLES, LAMPS, HEPA FILTRATION AND FILTRATION UNITS), FERTILIZER MACHINES, ELECTRICAL TRANSFORMS, STORAGE UNITS, SCALES, COMPUTERS, GROWING PODS)

1.2. "Indebtedness" means (a) all obligations of CEN for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of CEN evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of CEN for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the CEN's business, (d) all obligations of CEN under conditional sale or other title retention agreements relating to the property purchased by CEN, (e) all payment obligations of CEN with respect to interest rate or currency protection agreements, (f) all obligations of CEN as an account party under any letter of credit or in respect of bankers' acceptances, (g) all guarantees of CEN.

1.3. "Maturity Date" means the 1 month anniversary of the Effective Date.

2. Prepayment.

2.1. CEN Election to Prepay. In the event CEN elects to prepay the Note or any part thereof, CEN shall provide 10 days prior notice to Global, and pursuant to and in accordance with the terms and conditions of Section 2.1 of the Note, Global may elect to covert the Note or any part

2.2. No Rights as Shareholder. Except as otherwise expressly provided herein, this Note does not by itself entitle Global to any voting rights or other rights as a shareholder of CEN. No provisions of this Note and no enumeration herein of the rights or privileges of Global will cause Global to be a shareholder of the CEN or for any purpose solely by virtue hereof.

3. Events of Default. The term "Event of Default" includes any of the following:

3.1. CEN shall default in the observance or performance of the affirmative or negative covenants set forth in the Note;

3.2. CEN fails to comply with, observe or perform as and when required by any representation, warrant, conditions or agreement or any other provision contained in this Note;

3.3. the failure of CEN to pay when due any amounts due hereunder;

3.4. any final, non-appealable judgment, decree or order for the payment of money is entered against CEN in an amount equal to or greater than US$ 25,000 and the same remains unsatisfied or unbonded for more than thirty (30) days;

3.5. CEN has entered against it by a court having jurisdiction thereof a decree or order for relief in respect to CEN in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official will have been appointed for CEN or for any substantial part of CEN's property, or the winding up or liquidation of CEN's affairs will have been ordered; or CEN will have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case will have commenced, and not been dismissed within sixty (60) days, or CEN will have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the CEN or for any substantial part of CEN's property, or make any general assignment for the benefit of creditors; or

3.6. CEN shall be dissolved or liquidated in full or in part,then, and so long as such Event of Default is continuing, all obligations of CEN under this Note shall automatically become immediately due and payable without presentment, demand, protest or any other action nor obligation of Global of any kind, all of which are hereby expressly waived, and Global may

exercise any other remedies Global may have at law or in equity.

Further, upon any Event of Default and for so long as such Event of Default is continuing, Global shall have all the rights and remedies of a Secured Party under the Uniform Commercial Code with respect to the Collateral, including but not limited to the right, with the aid and assistance of any person or entity, to enter any premises where the Collateral or any part thereof is, or may be, placed, and to assemble and/or remove same and/or to render it unusable and sell and dispose of such Collateral. In addition, Global shall have the right to recover from CEN any expenses paid or incurred by Global in connection with the enforcement of its rights hereunder and the repossession, transport, insuring, holding, repair, preparing for sale and subsequent sale, lease or other disposition of the Collateral.

4. Affirmative Covenants of CEN. CEN hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to Global under the Note, CEN and its subsidiaries shall:

4.1. take necessary steps to preserve its corporate existence and its right to conduct business in all states or countries in which the nature of its business requires qualification to do business;

4.2. keep its books of account in accordance with good accounting practices;

4.3. maintain insurance with responsible and reputable insurance companies or associations, as determined by CEN in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owing similar properties in the same general areas in which CEN operates;

4.4. maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of CEN, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon CEN or any of its property or to which each of CEN or any of its property is subject; and

4.5. duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

5. CEN Representations and Warranties. CEN represents and warrants to Global that:

5.1. CEN (a) is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted, (c) is duly qualified, licensed to do business and in good standing as a foreign entity in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on its business or financial condition;

5.2. the execution, delivery and performance by CEN of this Note and the consummation of the transactions contemplated thereby (a) are within the power of CEN, and (b) have been duly authorized by all necessary actions of CEN;

5.3. this Note constitutes a legal, valid and binding obligations of CEN, enforceable against CEN in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principals of equity;

5.4. (a) the execution and delivery by CEN of this Note and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any material judgment, order, write, decree, statute, rule or regulation applicable to CEN, (ii) violate any provision of, or result in the breach or the acceleration of, or entity any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), a material mortgage, indenture, agreement, instrument or contract to which CEN is a party or by which it is bound, or (iii) except as otherwise expressly provided herein, result in the creation or imposition of any lien or encumbrance upon any property, asset or revenue of CEN, (b) CEN is not in violation of or in default with respect to (i) any material judgment, order, writ, decree, statute, rule or regulation applicable to CEN, or (ii) any material mortgage, indenture, agreement, instrument or contract to which CEN is a party or by which it is bound;

5.5. no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of CEN, threatened in writing against CEN or CEN's subsidiaries, if any, at law or in equity in any court or before any other governmental authority;

5.6. (a) CEN and CEN's subsidiaries, if any, own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all of their respective real properties and good title to their other respective assets and properties, and (b) except as otherwise expressly provided herein, such assets and properties are subject to no liens or encumbrances;

5.7. (a) CEN and CEN's subsidiaries, if any, own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conduct, without any conflict with, or infringement of, the rights of others, (b) each employee of CEN has executed a confidential information and invention assignment agreement in favor of CEN, and (c) each consultant to CEN that has had access to CEN's intellectual property has entered into an agreement containing appropriate confidentially and invention assignment provisions in favor of CEN;

5.8. (a) all outstanding shares of CEN have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable, (b) no holder of any equity security of CEN or other person or entity is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which CEN is a party or that are otherwise binding on it,

5.9. This Note does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements herein not misleading in light of the circumstances under which they were made.

6. Usury Savings Clause. CEN and Global intend to comply at all times with usury laws. If at any time such laws would render usurious any amounts due under this Note, then it is CEN's and Global's express intention that CEN not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this section will control over all other provisions of this Note that appear to be in conflict hereunder, that such excess amount will be immediately credited to the unpaid Principal Amount (or, if this Note has been fully paid, refunded by Global to CEN), and the provisions hereof will be immediately reformed and the amounts thereafter decreased, so as to comply with the then-applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

7. General Provisions.

7.1. Amendments and Waivers. Any amendment to this Note must be in writing and identified as an amendment to this Note. Any amendment to this Note requires the written consent of all parties hereto. Any waiver of a right by CEN requires the written consent of CEN, and any waiver of a right by Global requires the written consent of Global.

7.2. Severability. If any provision of this Note is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note will not be affected or impaired.

7.3. Governing Law and Venue. The laws of the Province of Ontario govern all matters arising out of or relating to this Note, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such State's conflicts of law principles or rules of construction concerning the drafter hereof. The exclusive venue for any actions arising directly or indirectly from this Note shall be the Province of Ontario. The parties hereto hereby: (a) waive any objection they may now have or hereafter have to the venue of any such action and (b) agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such action.

7.4. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, to such party at its address set forth below, or such other address as such party may hereinafter specify by notice to the other party:

If to CEN:

20 N Rear Rd, Lakeshore, Canada N0R 1K0

If to Global:

use attorney

With a copy to, which shall not constitute notice:

Howard & Howard Attorneys PLLC
Attn: Michael J. Beals, Esq.
450 West Fourth Street
Royal Oak, MI 48067

7.5. Prevailing Party Clause. In the event that any suit or action is instituted under or in relation to the Note, including to enforce any provision hereof or thereof, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing the rights of such prevailing party, including reasonable fees and expenses of attorneys.

7.6. Counterparts. If the parties sign this Note in counterparts, each counterpart constitutes an original, and all counterparts, collectively, constitute only one agreement. The signatures of all the parties need not appear on the same counterpart, and delivery of a signed counterpart signature page by fax or other electronic transmission is as effective as signing and delivering an original.

7.7. Successors and Assigns. This Note binds and benefits the parties and their respective heirs, executors, administrators, legal representatives, and successors and assigns.

7.8. Entire Agreement. This Note and the Redemption Agreement constitute the entire and final agreement between the parties. They are the complete and exclusive expression of the parties' agreement with respect to the subject matters hereof. They supersede all prior negotiations, term sheets, and other agreements, either oral or in writing, between the parties with respect to the subject matters hereof. No provisions of this Note and the agreements, documents, exhibits, and instruments referenced herein may be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings.

7.9. Conflict Waiver. This Note was prepared by Howard & Howard Attorneys PLLC (the "Law Firm") at the direction of Global. The Law Firm has in the past represented Global and its affiliates and CEN and/or its affiliates, and may in the future represent Global and its affiliates and CEN and/or its affiliates in certain legal matters. CEN agrees and acknowledges that the Law Firm represented Global in this transaction and with respect to this Note, and CEN agrees and acknowledges that it had the opportunity to seek the advice of independent counsel in connection with the contents of this Note and the transaction contemplated by this Note. CEN further agrees and acknowledges that (a) CEN has provided informed consent to the Law Firm's representation of Global in this transaction and with respect to this Note, and (ii) CEN waives any conflict of interest that may exist as the result of the Law Firm's representation of Global in this transaction and with respect to this Note.

[Signature Pages Follow]

The parties are signing and delivering this Note as of the Effective Date.

CEN:

CEN Biotech, Inc.,
a [Canadian] corporation

By: ______________________________
Print Name: BILL CHAABAN
Title: PRESIDENT

CEN Biotech II, Inc.,
a [Canadian] corporation

By: ______________________________
Print Name: BILL CHAABAN
Title: PRESIDENT

The foregoing Note is hereby confirmed and accepted by Global as of DECEMBER 15, 2014.

GLOBAL:

Global Holdings International, LLC,
a Nevada limited liability company

By: ______________________________

[Acknowledgment and Receipt of Global to Convertible Promissory Note]

SCHEDULE 1

Capitalization of CEN 1 and CEN 2

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this "Agreement") is made and entered into effective as of DECEMBER 15, 2014 (the "Effective Date"), by and among Global Holdings International, LLC, a Nevada limited liability company ("Global"), CEN Biotech, Inc., a [Canadian] corporation ("CEN 1"), and CEN Biotech II, Inc., a [Canadian] corporation ("CEN 2" and jointly and severally with CEN 1, "CEN").

RECITALS:

WHEREAS, Global owns common stock of CEN 1 representing 11% of all issued and outstanding shares of stock of CEN 1 (collectively, the "CEN 1 Shares"), and CEN 1 is desirous of redeeming the CEN 1 Shares from Global; and

WHEREAS, Global owns common stock of CEN 2 representing 24.5% of all issued and outstanding shares of stock of CEN 2 (collectively, the "CEN 2 Shares" and together with the CEN 1 Shares, the "Shares"), and CEN 2 is desirous of redeeming the CEN 2 Shares from Global.

NOW, THEREFORE, in consideration of the foregoing statements and the mutual promises made in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Global and CEN agree as follows:

ARTICLE 1 REDEMPTION OF THE SHARES

1.01 **Transfer of the Shares**. Global hereby assigns, transfers and delivers to the CEN 1, all of the CEN 1 Shares. Global hereby assigns, transfers and delivers to CEN 2, all of the CEN 2 Shares. The Shares will be free and clear of all options, restrictions, liens, assessments and encumbrances of any kind.

1.02 **Purchase Price**. The purchase price for the CEN 1 Shares is US$ 8,600,000.00 (the "CEN 1 Purchase Price"). The purchase price for the CEN 2 Shares is US$ 1,000,000.00 (the "CEN 2 Purchase Price" and together with the CEN 1 Purchase Price, the "Purchase Price"). CEN shall pay the Purchase Price to Global under the terms of that certain convertible promissory note by and among the parties dated as of the Effective Date in the original principal amount of the Purchase Price (the "Note"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference. In the event of default of payment, there will be no conversion back to shares or equity.

ARTICLE 2 REPRESENTATIONS & WARRANTIES

2.01 **Representations and Warranties of Global**. Global hereby represents, warrants and covenants to CEN as follows:

(a) Status of Shares. Global is the sole lawful owner of the Shares, and, except as except as otherwise expressly provided herein and in the Note, Global has taken no actions or omitted to take any actions or knows of any actions or omissions which

would cause any options, restrictions, liens, assessments or encumbrances of any kind and nature to be asserted against or to be a cloud upon Global's title to the Shares.

(b) Organization and Good Standing. Global is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite power and authority to own, operate and lease its properties and assets and to conduct its business, including the sale of the Shares.

(c) Authority. The execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action with respect to Global and such authorization and approval remains in full force and effect. This Agreement has been duly executed and delivered by Global, constitutes a legal, valid and binding obligation of Global and is enforceable against Global.

(d) No Violation or Default. Neither the execution nor delivery by Global of this Agreement nor consummation by Global of the transactions contemplated herein does or will (with or without the passage of time or giving of notice): (i) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under any agreement applicable to Global, or (ii) violate any applicable law.

(e) Consents. No consent or approval by, notification to or filing with any person or entity is required in connection with Global's execution, delivery or performance of this Agreement or Global's consummation of the transactions contemplated herein.

(f) Brokers. Global has no obligation or other liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause Global to become liable for payment of any fee or expense with respect thereto.

2.02 **Representations and Warranties of CEN**. CEN hereby represents, warrants and covenants to Global as follows:

(a) Organization and Good Standing. CEN is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite power and authority to own, operate and lease its properties and assets and to conduct its business, including the purchase of the Shares.

(b) Authority. The execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action with respect to CEN and such authorization and approval remains in full force and effect. This Agreement has been duly executed and delivered by CEN, constitutes a legal, valid and binding obligation of CEN and is enforceable against CEN.

(c) No Violation or Default. Neither the execution nor delivery by CEN of this Agreement nor consummation by CEN of the transactions contemplated herein does or will (with or without the passage of time or giving of notice): (i) constitute a breach of,

violate, conflict with or give rise to or create any right or obligation under any agreement applicable to CEN, or (ii) violate any applicable law.

(d) Consents. No consent or approval by, notification to or filing with any person or entity is required in connection with CEN's execution, delivery or performance of this Agreement or CEN's consummation of the transactions contemplated herein.

(e) Brokers. CEN has no obligation or other liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause CEN to become liable for payment of any fee or expense with respect thereto.

ARTICLE 3 TERMINATION

3.01 **Termination of Investment Agreement Contract**. That certain investment agreement contract by and among the parties dated as of March 20, 2014 is hereby terminated and of no further force and effect.

ARTICLE 4 TAXES

4.01 **Cooperation on Tax Matters**.

(a) CEN and Global shall furnish or cause to be furnished to each other, upon request, in a timely manner, such information (including access to books and records) and assistance relating to CEN as is reasonably necessary for the filing of any tax return, for the preparation of any audit, and for the prosecution or defense of any proceeding relating to any proposed adjustment.

(b) CEN and Global will cooperate with each other in the conduct of any audit or other proceedings involving CEN for any tax purpose.

ARTICLE 5 MISCELLANEOUS

5.01 **Survival of Representations and Warranties**. The representations and warranties obligations made herein shall survive the closing of this transaction.

5.02 **Successors and Assigns**. No party hereto may assign, sell, delegate, or otherwise transfer its rights and duties hereunder without the prior written consent of the other parties, and any such assignment, sale, delegation or transfer shall be null and void and of no effect. This Agreement will be binding upon and insure to the benefit of their heirs, executors, administrators, and successors.

5.03 **Entire Agreement**. This Agreement, including the exhibit hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all prior agreements and understandings, both written and oral, among them relating to the subject matter hereof, except as otherwise specifically provided herein. This Agreement may not be modified except in a writing duly executed by each of the parties. Any waiver must be in writing.

5.04 **Governing Law**. The rights and obligations of the parties hereunder and the interpretation of this Agreement will be governed by the laws of the Province of Ontario. The exclusive venue for any actions arising directly or indirectly from this Agreement shall be the state or federal court within the Province of Ontario. The parties hereto hereby: (a) waive any objection they may now have or hereafter have to the venue of any such action and (b) agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such action.

5.05 **Enforceability**. The invalidity or unenforceability of any provision or clause hereof, or any exhibit or agreement attached hereto, will in no way affect the validity or enforceability of any other clause or provision hereof.

5.06 **Further Assurances**. The parties hereto agree to promptly lend to the others their full cooperation and assistance, to sign all papers and documents, and to perform all other acts necessary to the accomplishment of the terms, conditions and goals of this Agreement.

5.07 **Attorneys' Fees**. The prevailing party in any litigation brought to interpret or enforce the terms and provisions of this Agreement shall be entitled to recovery from the non-prevailing party its costs of litigation; including without limitation, reasonable attorneys' fees.

5.08 **Counterparts**. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart signature page by fax or other electronic transmission is as effective as signing and delivering an original.

5.09 **Conflict Waiver**. This Agreement was prepared by Howard & Howard Attorneys PLLC (the "Law Firm") at the direction of Global. The Law Firm has in the past represented Global and its affiliates and CEN and/or its affiliates, and may in the future represent Global and its affiliates and CEN and/or its affiliates in certain legal matters. CEN agrees and acknowledges that the Law Firm represented Global in this transaction and with respect to this Agreement, and CEN agrees and acknowledges that it had the opportunity to seek the advice of independent counsel in connection with the contents of this Agreement and the transaction contemplated by this Agreement. CEN further agrees and acknowledges that (a) CEN has provided informed consent to the Law Firm's representation of Global in this transaction and with respect to this Agreement, and (ii) CEN waives any conflict of interest that may exist as the result of the Law Firm's representation of Global in this transaction and with respect to this Agreement.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

CEN:

CEN Biotech, Inc.,
a [Canadian] corporation

By: ______________________________
Print Name: Bill Chaaban
Title: President

CEN Biotech II, Inc.,
a [Canadian] corporation

By: ______________________________
Print Name: Bill Chaaban
Title: President

GLOBAL:

Global Holdings International, LLC,
a Nevada limited liability company

By: ______________________________

<u>EXHIBIT A</u>

<u>Note</u>

[see attached]

LOAN EXTENSION AGREEMENT

THIS AGREEMENT is by and between CEN Biotech Inc. (hereinafter referred to as "Borrower"), and Global Holdings International (hereinafter referred to as the "Lender"), and shall have an effective date as of the date agreed upon on December 31, 2014 it is fully executed by all of the parties hereto.

WITNESSETH:

WHEREAS, Borrower previously executed a promissory note in an original principal amount of

$9,600,000.00 Dated 12/15/14

WHEREAS, Borrower and Lender wish to modify the Promissory Note in accordance with the terms and conditions contained herein.

Borrower and Lender do hereby agree as follows:

1. The Promissory Note shall be extended until 06/31/2015.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date set forth below.

____

Borrower Signature

CEN Biotech Inc. Bill Chaaban President

Date : 4-9-15

____

Lender Signature:

Global Holdings International LLC

Date: 4-9-15